Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Post-Effective No.1 on Form S-8 to Registration Statement on Form S-4 No. 333-236420-01) pertaining to IAC/InterActiveCorp’s 2013, 2008 and 2005 Stock and Annual Incentive Plans, Retirement Savings Plan, 2011 and 2007 Deferred Compensation Plans for Non-Employee Directors and 2000 Fee Deferral Plan for Non-Employee Directors;

(2) Registration Statement (Form S-8, No. 333-239683) pertaining to IAC/InterActiveCorp’s 2013 and 2018 Stock and Annual Incentive Plan; and

(3) Registration Statement (Post-Effective No.1 on Form S-8 to Registration Statement on Form S-4 No. 333-251656) pertaining to IAC/InterActiveCorp’s 2018, 2013, 2008 and 2005 Stock and Annual Incentive Plans, Retirement Savings Plan, 2011 and 2007 Deferred Compensation Plans for Non-Employee Directors and 2000 Fee Deferral Plan for Non-Employee Directors,

of our report dated February 17, 2021, (except for the effects of presenting Vimeo, Inc. as discontinued operations discussed in Note 4, as to which the date is June 1, 2021), with respect to the consolidated and combined financial statements and schedule of IAC/InterActiveCorp and subsidiaries, included in this Current Report on Form 8-K of IAC/InterActiveCorp and subsidiaries for the year ended December 31, 2020.

/s/ ERNST & YOUNG LLP

New York, New York
June 1, 2021